EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our report on our audits of the consolidated financial statements of Manhattan Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2005 and 2004 and for the years then ended and on the consolidated statements of operations, changes in stockholders' equity (deficiency) and cash flows for the period from August 6, 2001 (date of inception) to December 31, 2005, included in this Annual Report on Form 10-KSB for the year ended December 31, 2005, is dated March 3, 2006. We consent to the incorporation by reference of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, in the following registration statements previously filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the registration statements on Forms S-3 with SEC File Nos. 333-34379, 333-35079, 333-65393, 333-40916 and 333-49036, and the registration statements on Forms S-8 with SEC file Nos. 333-15807, 333-112888, 333-112889 and 333-48531.

/s/ J.H. Cohn LLP

Roseland, New Jersey
March 27, 2006